Exhibit 10.1

BLACK RIDGE OIL & GAS, INC.

2018 MANAGEMENT INCENTIVE PLAN

1.               Purposes.

(a)             Eligible Award Recipients. The Persons eligible to receive Awards are the Employees and Directors of the Company and its Affiliates.

(b)             Available Awards. The purpose of the Plan is to provide a means by which eligible Employees and Directors may be given an opportunity to benefit through the granting of Awards of the Company’s equity interest in Black Ridge Acquisition Corp. (BRAC).

(c)             General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of Persons eligible to receive Awards, to secure and retain the services of new members of this group and to provide incentives for such Persons to exert maximum efforts for the success of the Company and its Affiliates.

2.               Definitions.

(a)             “Affiliate” means any parent or subsidiary of the Company.

(b)             “Award” means any award granted under the Plan.

(c)             “Board” means the Board of Directors of the Company.

(d)             “BRAC” means Black Ridge Acquisition Corp.

(e)             “Code” means the Internal Revenue Code of 1986, as amended.

(f)              “Company” means Black Ridge Oil & Gas, Inc. (and its successors and assigns).

(g)             “control” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

(h)             “Director” means a Person serving as a member of the Board.

(i)              “Disability” means, if the Participant is a party to an employment or consulting or similar agreement with the Company or its Affiliates and such agreement provides for a definition of Disability, the definition therein contained, or, if no such agreement exists, it shall mean that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Company, as determined by the Board.

(j)              “Effective Date” shall mean the date as of which this Plan is adopted by the Board.

(k)             “Employee” means any Person employed by the Company or an Affiliate.

1

(l)              “Notice of Grant” means a written agreement between the Company and the Participant evidencing the terms and conditions of an individual Award in a form approved by the Board. Each Notice of Grant shall be subject to the terms and conditions of the Plan and need not be identical.

(m)           “Officer” means any Person designated by the Company as an officer.

(n)             “Participant” means a Person holding an Award granted pursuant to the Plan.

(o)             “Person” means any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, estate, unincorporated organization, governmental authority or other entity and shall include any “group” within the meaning of the regulations promulgated by the United States Securities and Exchange Commission under Section 13(d) of the Securities Exchange Act of 1934, as amended, or any successor statute thereto.

(p)             “Plan” means this Black Ridge Oil & Gas, Inc. 2018 Management Incentive Plan.

(q)             “Plan Administrator” means an individual designated by the Company to administer this Plan.

(r)              “Related Parties” means, as to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person.

3.               Administration.

(a)             Administration. The Plan shall be administered by the Board.

(b)             Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)           To determine from time to time which of the Persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; the terms and provisions of each Notice of Grant; the provisions of each Award granted (which need not be identical);

(ii)          To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Notice of Grant, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective; and

(iii)        Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c)             Delegation to Plan Administrator. The Board may delegate the administration of any part of the Plan to the Plan Administrator, provided that the Plan Administrator may not exercise any right or duty expressly reserved to the Board by the Plan.

(d)             Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith and consistent with the terms of the Plan shall not be subject to review by any Person and shall be final, binding and conclusive on all Persons. Members of the Board and any officer or employee of the Company or any Affiliate acting at the direction of, or on behalf of, the Board shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

4.               Shares Subject to the Plan. The Company agrees to make available for transfer to Employees and Directors pursuant to the terms of the Awards twenty percent (20%) of the shares of BRAC held by the Company as of closing of the business combination of BRAC for the acquisition of a target business as described in the BRAC prospectus dated October 4, 2017.

2

5.               Eligibility. Awards may be granted to Employees and Directors.

6.               Grant Awards. Each grant shall be evidenced by a Notice of Grant. Each Notice of Grant shall set forth the applicable vesting terms, distribution date, and forfeiture terms and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Notice of Grant.

7.               Transfer Restrictions. No Participant shall, directly or indirectly, sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) any Award or any right, title or interest therein or thereto.

8.               Amendment of the Plan and Awards. The Board at any time, and from time to time, may amend, supplement, modify or restate the Plan or any Notice of Grant provided that any such amendment applicable to a previously outstanding Award shall not have an adverse effect on Participant or diminish the value of any previously outstanding Award under the Plan without Participant’s prior written consent.

9.               Termination or Suspension of the Plan.

(a)             Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the first to occur of (i) the dissolution of BRAC and return of the public offering proceeds held in trust as described in the BRAC prospectus dated October 4, 2017 or (ii) the day before the tenth (10th) anniversary of the Effective Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)             No Impairment of Rights. Suspension or termination of the Plan shall not materially impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the Participant.

10.            Effective Date of Plan. The Plan shall become effective as of the Effective Date.

11.            Choice of Law. The law of the State of Nevada shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

12.            No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate the employment or service of an Employee or Director with or without Cause.

13.            Withholding. The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a Participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of BRAC shares under the Award, the Participant may satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold from the distribution shares of BRAC common stock having a value up to the minimum amount of withholding taxes required to be collected on the transaction. The value of the shares to be withheld shall be based on the value received by the Company on sale of BRAC common stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”). Each Election must be made prior to the Tax Date in accordance with procedures established by the Company. The Board may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Award that the right to make Elections shall not apply to such Award. An Election is irrevocable.

14.       Section 409A of the Code. This Plan and any Notice of Grant or Award entered into or granted hereunder are intended to comply with, or be exempt from, the requirements of Section 409A of the Code so that Participants are not subject to any tax or interest imposed under Section 409A of the Code and shall be administered, construed and interpreted in accordance with such intent; provided, that, neither the Company, any Affiliates, the Board, nor any other party guarantees that Participants are not subject to any tax or interest imposed under Section 409A of the Code and none of the foregoing shall have any liability to any Participant for any tax or interest imposed under Section 409A of the Code. Each Participant agrees to take any action, or refrain from any action, reasonably requested by the Company to obtain the benefit of any correction procedure promulgated under Section 409A of the Code.

3